CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of DirectorsWashington
Banking Company

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-57431) pertaining to the Whidbey Island Bank 401(k) Plan of our report dated June 3, 2004, with respect to the financial statements and schedules of the Whidbey Island Bank 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2003.

/s/ MOSS ADAMS LLP

Bellingham, Washington
June 28, 2004